UNITED STATES

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Honeywell International Inc.

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2020 shareowner engagement materials April 2020

2020 Shareowner Engagement – April 2020 Forward Looking Statements This presentation contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current economic and industry conditions, expected future developments and other factors they believe to be appropriate. The forward-looking statements included in this presentation are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting our operations, markets, products, services and prices. Such forward-looking statements are not guarantees of future performance, and actual results, other developments, and business decisions may differ from those envisaged by such forward-looking statements. Any forward-looking plans described herein are not final and may be modified or abandoned at any time. We identify the principal risks and uncertainties that affect our performance in our Form 10-K and other filings with the Securities and Exchange Commission. Actual results may differ materially from those contained in the forward-looking statements in this presentation. Non-GAAP Financial Measures This presentation contains financial measures presented on a non-GAAP basis. The non-GAAP financial measures of Honeywell International Inc. (Honeywell) used in this presentation are as follows: segment profit, on an overall Honeywell basis, a measure by which we assess operating performance, which we define as operating income adjusted for certain items as presented in the Appendix; segment margin, on an overall Honeywell basis, which we define as segment profit divided by sales and which we adjust to exclude sales and segment profit contribution from Resideo and Garrett in 2018, if and as noted in the presentation; organic sales growth, which we define as sales growth less the impacts from foreign currency translation, and acquisitions and divestitures for the first 12 months following transaction date; adjusted free cash flow, which we define as cash flow from operations less capital expenditures and which we adjust to exclude the impact of separation costs related to the spin-offs of Resideo and Garrett, if and as noted in the presentation; adjusted free cash flow conversion, which we define as adjusted free cash flow divided by net income attributable to Honeywell, excluding pension mark-to-market, separation costs related to the spin-offs, and adjustments to the charges taken in connection with the 4Q17 U.S. tax legislation charge, if and as noted in the presentation; and adjusted earnings per share, which we adjust to exclude pension mark-to-market expenses in 2018, as well as for other components, such as separation costs related to the spin-offs, adjustments to the charges taken in connection with the 4Q17 U.S. tax legislation charge, and after-tax segment profit contribution from Resideo and Garrett in the periods noted in the presentation, net of spin reimbursement impacts assuming both indemnification and reimbursement agreements were effective in such periods, if and as noted in the presentation. The respective tax rates applied when adjusting earnings per share for these items are identified in the presentation or in the reconciliations presented in the Appendix. Management believes that, when considered together with reported amounts, these measures are useful to investors and management in understanding our ongoing operations and in the analysis of ongoing operating trends. These metrics should be considered in addition to, and not as replacements for, the most comparable GAAP measure. Refer to the Appendix attached to this presentation for reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures.

Response to covid-19 Prioritizing Employee Health And Safety While Supporting the Front-Line Employee health and safety is a top priority; rapidly developing and implementing measures to enable safety and productivity Expanded healthcare coverage, including reimbursement for COVID-19 testing Full year of paid sick time available up-front to U.S. non-exempt employees $10 million employee relief fund for employees in financial distress Prioritizing our Employees Providing PPE to the Front-Line Rapidly increasing our production of N95 respirators Added N95 manufacturing operations in Smithfield, Rhode Island Added N95 mask production capability at our Phoenix, Arizona engines campus, which will continue to manufacture engines equipment Expanded capacity will create 1,000+ jobs and increase production of N95 masks to more than 20 million monthly 2020 Shareowner Engagement – April 2020

Honeywell Portfolio Well Diversified Portfolio Positioned for Sustainable Growth Represents 2019 sales. Differences between segment sales figures and the sum of sales figures for the businesses within each segment are due to rounding TOTAL 2019 SALES ~$37B $14.1B Aerospace COMMERCIAL OE COMMERCIAL AFTERMARKET DEFENSE & SPACE SAFETY PRODUCTIVITY $10.8B Performance Materials and Technologies $6.1B Safety and Productivity Solutions $5.7B Honeywell Building Technologies BUILDING SOLUTIONS BUILDING PRODUCTS UOP PROCESS SOLUTIONS ADVANCED MATERIALS $5.7 $5.3 $2.2 $3.9 $2.4 $3.3 $2.9 $5.1 $2.8 $3.0 >155 Million Metric Tons (MMT) of CO2e avoided with Solstice® Honeywell Forge for Buildings helps building operators create 10% – 20% in energy savings Green Jet Fuel made from renewable fats and oils and achieves up to 85% reduction in lifecycle GHG emissions Increasing N95 Mask production to more than 20 million monthly 2020 Shareowner Engagement – April 2020

PREMIER TECHNOLOGY TRANSFORMATION UPDATE

Honeywell Connected Enterprise


BUILDINGS
AIRLINES
PLANTS
CYBER
WORKERS

- Drove double-digit connected software growth
- Commercialized Honeywell Forge enterprise performance management software for a variety of industries, including aircraft, buildings, industrial, cybersecurity, and workers
- Transitioning to recurring sales model

Targeting 20%+ Software Sales CAGR

Supply Chain Transformation


Streamline Supply Chain
Seamless, Touchless Integrated Planning
World-Class Procurement
Data, Analytics, and Digital Supply Chain
Talent Excellence

- Continued focus on working capital
- Improved productivity, net of inflation
- Established global supply base management strategies for 11 categories
- Streamlined distribution and manufacturing footprint

On track to drive $0.5B+ run-rate benefits and $1B inventory reduction long-term

Honeywell Digital


Robust Data Management
Simpler Scalable Processes
Connected Systems
Digital Capabilities

- Rationalized over 500 software applications
- Cleansed 5.2 million critical master data records
- Reduced ERP systems from 71 to 51
- Reduced websites by 58%
- Establishing standard enterprise processes and technology platforms

Targeting $0.5B+ run-rate benefits across sales, productivity, and working capital

Significant Progress in 2019 on Transformation Initiatives

2020 Shareowner Engagement – April 2020 4

Priority 2017 2018 2019 Organic Growth 4% 6% 5% Segment Margin Expansion 70 bps 60 bps 150 bps Adj. Free Cash Flow as % of Net Sales 12% 14% 17% Adj. EPS Growth $7.15 8% $8.01 12% $8.16 10% ex-spins Capital Deployment $6.1B $7.6B $7.8B Financial Performance Exceeding Our Commitments 2019 Adjusted EPS V% ex-spins excludes the 2018 after-tax segment profit contribution from the spin-offs, net of spin reimbursement impacts assuming both indemnification and reimbursement agreements were effective in 2018,. Capital deployment figures include CapEx, dividends, share repurchases, M&A, and Ventures investments. Continued strong performance across the board Smart portfolio actions to reshape the company Continued transformation into a software industrial with double digit connected software sales in 2019 Generated $6.3B of adjusted free cash flow in 2019, representing 17% of net sales Adj. EPS growth of 10% ex-spins in 2019 Met or exceeded all elements of our financial guidance in 2019 Cash generation a key differentiator 2020 Shareowner Engagement – April 2020

Shareowner value creation Outstanding Long-Term Return Source: S&P Capital IQ, as of December 31, 2019. TSR is calculated by the growth in capital from purchasing a share in the company and assuming dividends (regular and special) and share distributions received from any spins are reinvested in the applicable company at the time they are paid. See page 41 of Honeywell’s 2020 Proxy Statement for definitions of Multi-Industry Peer Group and Compensation Peer Group Beat the XLI benchmark 10 out of the last 11 years Honeywell cumulative five-year and 10-year TSR more than double the multi-industry peer median return Honeywell cumulative three-year, five-year, and 10-year TSRs exceed the S&P 500 benchmark by 1.3x, 1.4x, and 1.9x, respectively Recent Updates 2020 Shareowner Engagement – April 2020

Corporate Governance excellence ü Robust Shareowner Engagement Program ü Board Oversight of ESG ü Proxy Access Right ü Thoughtful Board Evaluation Process ü 15% Threshold to Call Shareowner Meetings ü Formal Onboarding Program for New Directors ü Annual Director Elections ü Majority Vote Standard ü Board Oversight of Management Succession Plans ü Board Oversight of Political Contributions Policy ü Highly Independent Board ü Robust Code of Business Ethics and Conduct ü Strong Independent Lead Director Role ü Anti-Hedging and Anti-Pledging Policies ü 100% Independent Board Committees ü Stock Ownership Guidelines Continued Focus on Best Practices Recent Updates Received Code of Business Conduct certification from 100% of officers and employees where permitted by law (required annually) Amended committee charters to formalize areas of risk oversight responsibility Enhanced political contributions disclosure, including additional trade association disclosure Other Best Practices 2020 Shareowner Engagement – April 2020

Best-in-class board composition Diverse, Independent and Highly-Qualified Board 2020 Shareowner Engagement – April 2020

Comprehensive risk oversight framework Board Diversity Enables Thoughtful Risk Oversight Focus on Strategic, Human Capital and ESG Risks Robust Risk Oversight Comprehensive Enterprise Risk Management (ERM) process enables identification of key risk areas through “top down” and “bottom up” assessments, including 1:1 interviews with each Board member and executive officer ERM process enables quantitative and qualitative assessments of a broad array of risk factors; with results reported to the Audit Committee and the full Board Key risks purposefully included on Board/Committee agendas to enable continual monitoring of risk/mitigation Directors thoughtfully and thoroughly assess management’s mitigation efforts Detailed Board engagement in strategic planning at enterprise and business levels, with risk assessment and mitigation embedded in annual short- and long-term strategic planning process Board involvement in the M&A process, from strategy to pipeline, process and individual transaction approval Systematic oversight over human capital, with focus on culture, talent development and retention, and succession planning; direct engagement with executive and non-executives, including site visits Engaged in ensuring that the company’s approach to addressing environmental and social risks and opportunities are in alignment with long-term strategy Diverse experiences, skills, and perspectives enable robust Board oversight of risk areas critical to the company’s long-term strategic plan and business operations Skills & Experience 2020 Shareowner Engagement – April 2020

Pay Element Description Link to Strategy and Performance Base Salary Base salaries are determined based on scope of responsibility, years of experience, and individual performance To attract and compensate high-performing and experienced leaders at a competitive level of cash compensation Annual Incentive Compensation Plan (ICP) 80% based on formulaic determination against pre-established financial metrics (see following slide) 20% based on assessment of individual performance To motivate and reward executives for achieving annual corporate, business, and functional goals in key areas of financial and operational performance Long-Term Incentive Compensation (LTI) Three-Year Performance Plan: CEO and his Leadership Team*: 50% of annual LTI Stock-based PSUs Relative TSR along with key financial metrics (see following slide) Focuses executives on the achievement of specific long-term financial performance goals directly aligned with our operating and strategic plans. TSR portion pays based on three-year return from stock price appreciation and dividends vs. peers Stock Options: CEO and his Leadership Team*: 35% of annual LTI in 2019 Directly aligns the interest of our executives with shareowners. Options only have value for executives if operating performance results in stock price appreciation Restricted Stock Units: CEO and his Leadership Team*: 15% of annual LTI in 2019 Strengthens key executive retention over relevant time periods to ensure consistency and execution of long-term strategies Program Design Linked to Strategy & Performance: 92% Say-on-Pay Last 3 Years *Leadership Team refers to all direct CEO staff officers. compensation program linked to strategy 2020 Shareowner Engagement – April 2020

2019 Annual Incentive Compensation Plan ICP for Corporate NEOs Award Payouts Ranged From 125% to 145% of Individual Target Award Quantitative = Calculated Payout multiplied by 80% weighting = 131.5% x 80% = 105.2% Qualitative = Attainment (0%-200%) multiplied by 20% weighting = 20%- 40% range (based on MDCC assessment of individual performance) Total Individual NEO Payouts ranged from 125.2% to 145.2% of Target Note: Similar approach for the two Business Unit NEOs, except 50% based on Total Honeywell performance and 50% based on Business Unit performance for time in the Business Unit. Average payout for the two Business Unit NEOs was 134.0% of Target. 2020 Shareowner Engagement – April 2020

Plan 2019 – 2021 Metrics * Link to Strategy 2019-2021 Performance Plan (PSUs) 100% of PSU payout based on metrics All metrics and measurement excludes impact of M&A over the performance period Target shown is level of performance to achieve 100% payout. Payouts may range from 0 to 200%. Revenue (3-Year Cumulative) – 25% weight Target = $112,480,000 over 3-years Measures the effectiveness of our organic growth strategies (new product introduction, marketing and sales effectiveness, growth in our end markets) Segment Margin Rate (3-Year Average) – 25% weight Target = 21.2% average for 3-years Focuses executives on driving continued operational improvements and delivering synergies from corporate actions Return on Investment (3-Year Average) – 25% weight Target = 24.2% average for 3-years Focuses leadership on making investment decisions that deliver a high level of profitability Relative Total Shareowner Return (3-Years) – 25% weight Target = 50th percentile Measures Honeywell’s three-year cumulative TSR relative to its Compensation Peer Group over the three-year performance period PERFORMANCE PLAN - KEY METRICS 50% of Long-Term Incentive Compensation Awarded to NEOs in 2019 * See Honeywell’s 2020 Proxy Statement for more complete description of plan metrics. 2020 Shareowner Engagement – April 2020

2020 SHAREOWNER PROPOSALS Recommend Voting ‘AGAINST’ Both Shareowner Proposals Shareowner Vote on By-law Amendments (AGAINST vote recommended) Shareowners already have the ability to amend By-laws, independent of the Board The proposal conflicts with Delaware law The Board needs the flexibility to conduct Honeywell business in the ordinary course, without restrictions and in the best interests of Honeywell and its shareowners Unnecessarily burdensome and costly to require shareowner approval of procedural or administrative amendments (e.g., change in officer titles or duties and time, place and notice requirements for Board meetings) Prior Board amendments to the By-laws have either been shareowner-favorable or do not affect the rights and interests of our shareowners Honeywell already has world-class governance practices that empower and protect the interests of shareowners Report on Lobbying Activities and Expenditures (AGAINST vote recommended) Disclosure is already robust – HON rated a “Trendsetter” among “First Tier” companies on the Cap-Zicklin Index Continued enhancement of trade association disclosure in 2020 based on shareowner feedback, including: Number of associations receiving dues >$50K (16 total) and aggregate amount of such dues (<$5M) Specific discussion of strategic objectives supported by such memberships Rigorous compliance and oversight processes ensure proper disclosure and alignment with strategy, including: Multiple reviews each year with the Board and CGRC SVP & General Counsel and SVP, Government Relations approval of >$50K trade associations All such associations instructed not to use HON membership dues for political contributions 2020 Shareowner Engagement – April 2020

Political engagement Comprehensive Governance and Disclosure Practices Transparent Disclosure of Political Activities HON rated a “Trendsetter” among “First Tier” companies on the CPA-Zicklin Index The Index assesses political contributions, including trade association disclosure Comprehensive public disclosure of information about our political activities, including: Top legislative and regulatory priorities Political spending/lobbying activities at federal, state, and local levels, including through our PAC Disclosure of number of >$50K trade associations, aggregate dues paid to such associations, and strategic alignment Participation in the political process is critical. We believe our future depends on forward-thinking legislation to make our communities safer, cleaner and more sustainable. We advocate for technologically-neutral solutions that allow robust private-sector competition to deliver intended policy results. Robust Governance Board-level oversight of government relations activities Annual report to the full Board to discuss political engagement and public policy program; Annual report to the Corporate Governance and Responsibility Committee to discuss political contributions (including employee-funded corporate PAC activities) and trade association memberships All activities overseen by the Law Department; SVP, Government Relations reports to the General Counsel General Counsel and SVP, Government Relations approval required for all >$50K trade association memberships Policy to instruct all trade associations not to use our membership dues for political contributions Political contributions and 501(c)(4) spending are made through an employee-funded corporate PAC, subject to oversight by a PAC board that includes the General Counsel and SVP, Government Relations General Counsel approval required for any use of corporate funds for political contributions; none since 2009

Culture as a Competitive Advantage High Performance Culture Grounded in Fundamental Principles 3 Foundational Principles Ingrained in everyday Honeywell culture Core principles absolutely required to work at Honeywell No compromises 9 Behaviors Enable transformation into premier software-industrial Emphasize execution with speed and precision Expectation of continuous improvement 2020 Shareowner Engagement - April 2020

Honeywell’s Foundational principles Integrity and Ethics Inclusion and Diversity Workplace Respect Strong tone and conduct from the top and middle management Code of Business Conduct with required training and certification Online and live training plans on a variety of integrity topics Metrics as leading indicators Audit, oversight, and governance Ethical Perceptions annual employee survey Strict non-retaliation policy Quality and timely investigations World’s Most Ethical Companies recognition by Ethisphere Institute 5 Key Pillars Talent Acquisition Talent Management Branding and Communication Strategic Partnerships Inclusive Leadership Diverse Board of Directors and leadership team Leadership commitment Women’s Advancement Program Mandatory unconscious bias training Harassment Policy enhanced to further “promote a respectful and inclusive workplace” Key leadership communications to all employees promoting workplace respect Mandatory global sexual harassment training Strong investigations and trend analysis on workplace respect and harassment allegations.     Robust Board oversight Regular cadence of dialogue with the Board and/or its Committees at each meeting 2020 Shareowner Engagement – April 2020

Sustainability governance framework Sustainable Opportunity Policy Governance Through Board Oversight and Robust Management System Integrating health, safety, and environment into all aspects of its business, Honeywell: Protects its people, communities, and environment Achieves sustainable growth and accelerated productivity Drives compliance with all applicable regulations Develops technologies that expand the sustainable capacity of our world Policy endorsed annually by the Chairman and CEO Signed policy posted in every facility Corporate VP of Health, Safety, Environment, Product Stewardship, and Sustainability (HSEPS) is responsible for our sustainability program and leads a global team with hundreds of years of collective experience Progressive HSEPS goals and targets established by each business unit with senior leadership accountability Comprehensive system aligned to globally recognized standards and industry best practices, fully integrated into Honeywell Operating System (HOS) Continuous process improvement and ongoing action plans Compliance monitored through audits Progress reported quarterly to the Chairman and CEO Performance reported at least annually to the Corporate Governance and Responsibility Committee of the Board of Directors     2020 Shareowner Engagement – April 2020

COMMITMENT TO A SUSTAINABLE FUTURE

Our Results

- **4x** better safety record than industry average
- **>90%** reduction in greenhouse gas (GHG) emissions intensity between 2004 - 2019
- **~70%** improvement in energy efficiency 2004 - 2019
- **128M** gallons of water conserved in "water-stressed areas"
- **~3k** acres remediated and restored as valuable community assets



"Functionally dead" **Buffalo River** addressed through unique public/NGO/Industry partnership, subject of Public Television documentary. *Accolades pour in for public-private partnership that saved the Buffalo River*, The Buffalo News, August 16, 2019



Onondaga Lake, **Syracuse, NY**, former "Most Polluted Lake" now fishable and swimmable. "Yes, the **Onondaga Lake** Cleanup is working. . . it's becoming a fisherman's paradise." – CNY Central, August 18, 2019



Former Chemical Plant in **Baltimore, MD**, now home to Exelon, a leading energy provider; Morgan Stanley; and Johns Hopkins Medicine



Former 95-acre waste site in **Jersey City, NJ,** now planned as "Bayfront" – a live-work-play development with waterfront access and 20+ acres of open space

Our "10-10-10" ESG Goals by 2024

- **10** Reduce GHG emissions intensity by an additional 10% from 2018 levels
- **10** Deploy at least 10 renewable energy projects
- **10** Achieve certification to ISO's 50001 Energy Management Standard at 10 sites

2020 Shareowner Engagement – April 2020 18

honeywell corporate citizenship Honeywell’s international community outreach programs have won 157 awards since 2004 Top community impact priorities: STEM education and engagement Access and opportunity Humanitarian relief Global focus, local impact: 3,000 international high school students have attended leadership and coding training at the U.S. Space and Rocket Center since 2010 170 safe drinking water stations built in rural India serve 600,000+ people 6,000 students in Malaysia received safety training Honeywell Humanitarian Relief Fund Employee-funded 501(c)3 nonprofit Distributed $14.2 million since 2005 to help victims of natural disasters, including earthquakes, fires, hurricanes, flooding, and tsunamis Repaired or rebuilt: 900 homes 4 schools 9 medical clinics 1 elder community center Improving Lives and Inspiring Change in Communities Around the World

Appendix 2020 Shareowner Engagement – April 2020

2020 Shareowner Engagement – April 2020

Reconciliation of Organic Sales % Change 2020 Shareowner Engagement – April 2020

Reconciliation of Segment Profit to Operating Income and Calculation of Segment Profit and Operating Income Margins 2020 Shareowner Engagement – April 2020 2020 Shareowner Engagement – April 2020

Reconciliation of Cash Provided by Operating Activities to Adjusted Free Cash Flow and Calculation of Adjusted Free Cash Flow Conversion 2020 Shareowner Engagement – April 2020

Calculation of Adjusted Free Cash Flow Excluding Spin-off Impact 2020 Shareowner Engagement – April 2020

Reconciliation of eps to adjusted eps 2020 Shareowner Engagement – April 2020

Reconciliation of eps to adjusted eps, and adjusted eps excluding spin-off impact 2020 Shareowner Engagement – April 2020